Exhibit 4.3

FIRST PHOSPHATE CORP.

(THE “ISSUER”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT FOR

COMMON SHARES

INSTRUCTIONS TO PURCHASER

1.	Everyone must complete all the information in the boxes on page 2 and sign where indicated with an “X”.

2.	Everyone (other than U.S. Purchasers) must complete and sign Exhibit “A” “Investor Questionnaire” hereto. The purpose of the form is to determine whether you meet the standards for participation in a private placement under applicable Canadian securities law (National Instrument 45-106).

3.	If you are a Subscriber resident in the United States (a “U.S. Purchaser”), complete and execute the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Exhibit “E”.

Available Subscription Categories

4.	If you are purchasing under the “Accredited Investor” exemption: (1) You must complete and sign an Investor Questionnaire in the form attached to this Subscription Agreement as Exhibit “A”, along with either Appendix I or Appendix II. (2) If you are purchasing under paragraphs (j), (k) or (l) of the “Accredited Investor” exemption, you must complete and sign Form for Individual Accredited Investors attached to this Subscription Agreement as Appendix II to Exhibit “A”. MUST complete and sign Exhibit “B” “Form 45-106F9 - Risk Acknowledgement Form” AND Exhibit “C” “Individual Accredited Investor Questionnaire”.

5.	If you are purchasing under the “Friends, Family, and Business Associates” exemption: (1) You must initial the applicable category under Appendix III of Exhibit “A” “Investor Questionnaire” hereto. (2) If you are a purchaser from any jurisdiction of Canada other than Saskatchewan, you must complete and sign the Risk Acknowledgement Form (FFBA Exemption, Non-Saskatchewan Subscribers) in the form attached to this Subscription Agreement as Appendix IV of Exhibit “A” “Investor Questionnaire” hereto.

Deliver a completed and executed copy of this Subscription Agreement, with all applicable Schedules and Exhibits, to:

Bennett Kurtz of First Phosphate Corp. at

bennett@firstphosphate.com

Along with a copy to:

John Passalacqua of First Phosphate Corp. at
john@firstphosphate.com

METHOD OF PAYMENT

Provide payment of the purchase price in Canadian dollars by wire transfer to Garfinkle Biderman LLP at:

Bank:	TD Canada Trust
Rexdale Commercial Banking Centre
2038 Kipling Avenue
Etobicoke, Ontario, Canada, M9W 4K1
Institution #:	0004
Branch Transit #:	15522
Beneficiary Account #:	0566-0495333
Beneficiary’s Account Name:	Garfinkle Biderman LLP, in Trust
File Reference #:	13265-003

FIRST PHOSPHATE CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	FIRST PHOSPHATE CORP. (the “Issuer”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from First Phosphate Corp. (the “Issuer”) that number of common shares of the Issuer (“Common Shares”) set out below at a price of $0.25 per Common Share. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” which are summarized in the Term Sheet a copy of which is attached hereto as Exhibit “F” (the “Term Sheet”). The Subscriber further agrees, without limitation, that the Issuer may rely upon the Subscriber’s representations, warranties, covenants, certifications, and acknowledgements contained in such documents.

Subscriber Information

(Name of Subscriber)

Account Reference (if applicable):

X

(Signature of Subscriber – if the Subscriber is an Individual)

X

(Signature of Authorized Signatory – if the Subscriber is not an Individual)

(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

(SIN, SSN, or other Tax Identification Number of the Subscriber)

(Subscriber’s Address, including city and Postal Code)

(Telephone Number)	(Email Address)

Register the Common Shares as set forth below:

(Name to Appear on Common Share Certificate)

(Account Reference, if applicable)

(Address, including Postal Code)

Number and kind of securities of the Issuer held, directly or indirectly, or over which control or direction is exercised by the Subscriber, if any:

Common Shares to be Purchased

Number of Common Shares:

Aggregate Subscription Price:

(the “Subscription Amount”, plus wire fees if applicable)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Account Reference, if applicable)

(SIN, SSN, or other Tax Identification Number of Disclosed Principal)

Deliver the Common Shares as set forth below:

(Attention - Name)

(Account Reference, if applicable)

(Street Address, including Postal Code) (No PO Box)

(Telephone Number)

1.       State whether the Subscriber is an Insider of the Issuer:

Yes ☐	No ☐

2.       State whether the Subscriber is a registrant:

Yes ☐	No ☐

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this Subscription Agreement (including the Terms and Conditions and Exhibits attached hereto) (the “Agreement”) as of the _____ day of _________________________, 2022 (the “Closing Date”).

FIRST PHOSPHATE CORP.

Per:
Bennett Kurtz

Address:	833 Seymour Street, Suite 3606, Vancouver, British Columbia V6B 0G4
Email:	bkurtz@kurtzfinancial.com
Attention:	Bennett Kurtz

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

1.	Subscription

1.1          On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase Common Shares of the Issuer at a price of $0.25 per Common Share (such subscription and agreement to purchase being the “Subscription”) for the Subscription Amount shown on page 2 of this Agreement, which is tendered herewith. The Common Shares are sometimes referred to herein as the “Securities”.

1.2          The Subscriber acknowledges that the Common Shares have been offered as part of an offering by the Issuer of up to 4,000,000 Common Shares, to close in one or more tranches, which may be increased by the Issuer at its sole discretion (the “Offering”).

1.3          The Issuer hereby agrees to sell the Common Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

1.4	Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of Canada.

2.	Payment

2.1          The Subscription Amount must accompany this Subscription and shall be paid by wire transfer to Garfinkle Biderman LLP, in Trust pursuant to the wiring instructions set out on the cover of this Agreement. The Subscriber authorizes the Issuer to treat any Subscription Amounts advanced to the Issuer directly as an interest free loan until the Closing.

2.2           The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement.

3.	Documents Required from Subscriber

3.1	The Subscriber must complete, sign and return to the Issuer the following documents:

(a)	an executed copy of this Agreement;

(b)	unless the Subscriber is U.S. Purchaser, an Investor Questionnaire (the “Canadian Questionnaire”) attached as Exhibit “A”, along with the applicable Appendix;

(c)	if subscribing as an “accredited investor” and an individual, Exhibit “B” AND Exhibit “C”;

(d)	if you are a U.S. Purchaser, complete and execute the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Exhibit “E”; and

(e)	such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

3.2          The Subscriber shall complete, sign and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3          Both parties to this Agreement acknowledge and agree that Garfinkle has acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer and Garfinkle have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer and Garfinkle that the Subscriber has sought independent legal advice or waives such advice.

4.	Conditions and Closing

4.1          The Closing shall occur on such date as may be determined by the Issuer. The Issuer may, at its discretion, elect to close the Offering in one or more closings, in which event the Issuer may agree with one or more purchasers (including the Subscriber to this Agreement) to complete delivery of the Common Shares to such purchaser(s) against payment therefor at any time on or prior to or after the Closing Date.

4.2	The Closing (including the closing of this Subscription) is conditional upon and subject to:

(a)	the Subscriber having properly completed, signed and delivered this Subscription, and the relevant Appendices, to the Issuer;

(b)	the Issuer having accepted this Subscription;

(c)	payment by the Subscriber of the aggregate Subscription Amount payable to the Issuer, in accordance with the instructions on page 2 of this Agreement;

(d)	the Issuer having obtained all necessary approvals and consents, including regulatory approvals for the Offering and approval from the board of directors of the Issuer; and

(e)	the issue and sale of the Common Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Common Shares, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

4.3          At Closing, the Issuer will deliver to the Subscriber the Common Share certificates representing the Common Shares purchased by the Subscriber registered in the name of the Subscriber or its nominee.

5.	Acknowledgements and Agreements of Subscriber

5.1	The Subscriber acknowledges and agrees that:

(a)	it (i) has received and reviewed a copy of the Term Sheet setting out the principal terms of the Offering, and (ii) has had the opportunity to ask and have answered any and all questions which the Subscriber wished to have answered with respect to the subscription for the Common Shares made hereunder;

(b)	none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless the Subscriber has executed and delivered Exhibit “E” hereto, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(c)	the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(d)	the decision to execute this Agreement and acquire the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, or any employee, agent or affiliate thereof or any other person associated therewith, and such decision is based entirely upon a review of any public information which has been filed by the Issuer with any Canadian provincial securities commissions (collectively, the “Public Record”);

(e)	the Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaires, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer;

(f)	there are risks associated with the purchase of the Securities, as more fully described in the Issuer’s periodic disclosure forming part of the Public Record;

(g)	the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(h)	the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(i)	all of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuer with such information;

(j)	the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaires, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaires, as applicable;

(k)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(l)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber on an acquisition or disposition of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

(m)	the Subscriber consents to the placement of a legend or legends on any certificate or other document evidencing any of the Securities setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, with such legend(s) (not including legends required by United States securities laws for Subscribers resident in the United States, as described in Exhibit “E” hereto) to be substantially as follows:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE
HOLDER OF THESE SECURITIES WILL NOT TRADE THE SECURITIES
BEFORE [four months and one day from the Closing Date.]

(n)	the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under provincial securities legislation and other applicable securities laws, and, as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided by applicable securities legislation (including the various provincial securities acts), including statutory rights of rescission or damages, will not be available to the Subscriber;

(o)	no securities commission, agency, governmental authority, stock exchange or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(p)	there is no government or other insurance covering any of the Securities;

(q)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Securities;

(r)	the Issuer will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable laws;

(s)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever; and

(t)	other than the investor presentation dated August 2022 provided to the Subscriber in connection with the Offering, no offering memorandum or other disclosure document has been prepared or will be delivered to the Subscriber in connection with the Offering, and the Subscriber hereby expressly acknowledges and confirms that it has not received, and has no need for, an offering memorandum or other disclosure document in connection with the Offering. If the Subscriber has been provided any information (directly or indirectly) or became aware of any information (regarding the Issuer or the Issuer’s business) that contains future oriented financial information, forward-looking statements, projections, forecasts or estimates regarding the Issuer or the business of the Issuer, the Subscriber is cautioned to not place any reliance on such information or statements however so obtained and acknowledges that actual results may vary materially and negatively compared to any future oriented financial information, forward-looking statements, projections, forecasts or estimates in any way related to the ongoing or future prospects of the Issuer or the Issuer’s business, and such information cannot be relied on with any accuracy or certainty.

6.	Representations, Warranties and Covenants of the Subscriber

6.1           The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a)	unless the Subscriber has executed and delivered Exhibit “E” hereto, the Subscriber is not a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction set out on page 2 of this Agreement;

(c)	the Subscriber is not, with respect to the Issuer or any of its affiliates, a control person;

(d)	if the Subscriber is resident outside of Canada or the United States:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities,

(ii)	the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)	the applicable laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities,

(iv)	the purchase of the Securities by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(e)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(f)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)	the Subscriber has received and carefully read this Agreement;

(i)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire Subscription Amount;

(j)	the Subscriber has made an independent examination and investigation of an investment in the Securities and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Issuer;

(k)	the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities or any of them;

(l)	the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities; and

(n)	the Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement:

(i)	unless the Subscriber is a U.S. Purchaser, a fully completed and executed Questionnaire in the form attached hereto as Exhibit “A”,

(ii)	by completing the Canadian Questionnaire, the Subscriber is representing and warranting that the Subscriber satisfies one of the categories of registration and prospectus exemptions provided in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) adopted by the Canadian Securities Administrators;

(iii)	a fully completed and executed Risk Acknowledgement Form in the form attached as Exhibit “B”;

(iv)	if you are a U.S. Purchaser, complete and execute the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Exhibit “E”; and

(v)	such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

6.2           In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

7.	Representations and Warranties will be Relied Upon by the Issuer

7.1           The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Issuer and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Common Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

8.	Resale Restrictions

8.1         The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Issuer, the Subscriber and any proposed transferee.

9.	Acknowledgement and Waiver

9.1 The Subscriber has acknowledged that the decision to acquire the Securities was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

10.	Legending and Registration of Subject Securities

10.1         The Subscriber hereby acknowledges that a legend may be placed on the certificates representing the Common Shares to the effect that the securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2        The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Agreement.

11.	Finder’s Fees

11.1 Subject to compliance with applicable laws, the Issuer may pay a finder’s fee or commission to persons who assist in the introduction of investors to the Issuer, which without limiting the foregoing may include cash, common shares and/or convertible securities. The Subscriber acknowledges that the Issuer may enter into on or prior to the Closing Date, agreements with persons who assist in the introduction of investors to the Issuer, whereby the Issuer, in connection with the Offering, may pay sales commissions up to eight percent (8%) of the gross proceeds of the Offering. As additional consideration for the services of said persons, the Issuer may agree to grant such number of selling compensation warrants (the “Compensation Warrants”) as is equal to eight percent (8%) of the Common Shares sold pursuant to the Offering which shall be issued on the Closing Date of the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one (1) Common Share at a price of $0.25 per Common Share for a period of 24 months following issuance.

12.       Personal Information

12.1         The Subscriber acknowledges that (on its own behalf and, if applicable, on behalf of each Disclosed Beneficial Purchaser):

(a)	this Agreement requires the Subscriber to provide certain personal information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s or each Disclosed Beneficial Purchaser’s eligibility to purchase the Subscription Securities under applicable securities laws, preparing and registering certificates representing the Subscription Securities to be issued to the Subscriber, if applicable, and completing filings required by any stock exchange or securities regulatory authority; and

(b)	the Subscriber’s and, if applicable, any Disclosed Beneficial Purchaser’s personal information may be disclosed by the Issuer to: (i) stock exchanges or securities regulatory authorities, including, without limitation, to the Canadian Securities Exchange (“CSE”) pursuant to the requirements of CSE Form 9 and for the purposes of Appendix A attached thereto, where applicable; (ii) the Canada Revenue Agency or other taxing authorities; (iii) the Issuer’s registrar and transfer agent; and (iv) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering, and by executing this Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s and any Disclosed Beneficial Purchaser’s personal information and to the filing of copies or originals of any of the documents as may be required to be filed with any stock exchange or securities commissions in connection with the transactions contemplated hereby.

12.2        The Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Purchaser) hereby: (i) acknowledges that it has been notified by the Issuer of the delivery to the securities commissions of the full name, residential address, telephone number and email address of the Subscriber; the date of distribution, number of securities purchased and total purchase price; the exemption relied on; (ii) acknowledges that this information is being collected by the securities commissions under the authority granted in securities legislation, that this information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction, and of the title, business address and business telephone number of the public official in the local jurisdiction, as set out in this form; and (iii) authorizes the indirect collection of the information by the securities commissions.

Should the Subscriber have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the securities commissions’ indirect collection of personal information is provided below:

Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 - 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Office of the Superintendent of Securities

Government of Yukon

Department of Community Services

307 Black Street, 1st floor

Box 2703, C-6

Whitehorse, Yukon Y1A 2C6

Telephone: (867) 667-5466

Facsimile: (867) 393-6251

Email:Securities@gov.yk.ca

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal &

Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Financial and Consumer Services

Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and

Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes

only)

Facsimile: (514) 864-6381 (For privacy

requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca (For

investment fund issuers)

Financial and Consumer Affairs Authority

of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect

collection of information: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

12.3      The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in Sections 12.1 and 12.2 on its own behalf and on behalf of all Disclosed Beneficial Purchasers.

13.	Costs

13.1      The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Common Shares shall be borne by the Subscriber.

14.	Governing Law

14.1      This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

15.	Currency

15.1      Any reference to currency in this Agreement is to the currency of Canada unless otherwise indicated.

16.	Survival

16.1      This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

17.	Execution of Subscription Agreement

16.1      The Issuer and the Issuer’s counsel will be entitled to rely on delivery by facsimile machine or other means of electronic communication capable of producing a printed copy of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile or electronic copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Issuer or the Issuer’s counsel prior to or at Closing, the Issuer and the Issuer’s counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing unaltered. The Subscriber hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Issuer or the Issuer’s counsel in connection with the Subscription.

18.	Assignment

18.1        This Agreement is not transferable or assignable.

19.	Severability

19.1         The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

20.	Entire Agreement

20.1 Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Common Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

21.	Notices

21.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber shall be directed to the address of the Subscriber set forth on page 2 of this Agreement and notices to the Issuer shall be directed to it at the address of the Issuer set forth on page 3 of this Agreement.

22.	Counterparts and Electronic Means

22.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

23.	Exhibits

23.1         The exhibits attached hereto form part of this Agreement.

24.	Indemnity

24.1 The Subscriber will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement, the Questionnaires, as applicable, or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuer in connection therewith.

EXHIBIT “A”

INVESTOR QUESTIONNAIRE

(RESIDENTS OF CANADA AND OFFSHORE)

TO:	FIRST PHOSPHATE CORP. (the “Issuer”)

RE:	Purchase of common shares of the Issuer (“Common Shares”)

Capitalized terms used in this Investor Questionnaire and not specifically defined have the meaning ascribed to them in the Subscription Agreement between the Subscriber and the Issuer to which this Exhibit “A” is attached.

In connection with the purchase by the Subscriber (being the undersigned, or if the undersigned is purchasing the Common Shares as agent on behalf of a disclosed beneficial Subscriber, such beneficial Subscriber, shall be referred herein as the “Subscriber”) of the Common Shares, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber:

(i)	is purchasing the Common Shares as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”);

(ii)	(A) is resident in, or is subject to, the laws of the following province of Canada _______________________________ (INSERT NAME OF PROVINCE OF RESIDENCE):

or

(B)	☐ is resident in a country other than Canada or the United States; and

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Common Shares.

PLEASE COMPLETE THE APPROPRIATE EXEMPTION SECTION ON THE FOLLOWING PAGES:

APPENDIX I     ACCREDITED INVESTORS who are INDIVIDUALS – starting on page 16

APPENDIX II    ACCREDITED INVESTORS who are NOT INDIVIDUALS – starting on page 19

APPENDIX III   FAMILY, CLOSE FRIENDS AND CLOSE BUSINESS ASSOCIATES –on page 23

APPENDIX IV   RISK ACKNOWLEDGEMENT FORM FOR FAMILY, FRIEND AND BUSINESS ASSOCIATE INVESTORS –on page 25

*       *       *

The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth in the Agreement or in this Questionnaire which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

DATED as of _______ day of __________________, 2022.

Print Name of Subscriber (or person signing as agent)

By:
Signature

Title

APPENDIX I - ACCREDITED INVESTORS who are INDIVIDUALS

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber meets one or more of the following criteria:

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

PLEASE INITIAL APPROPRIATE CATEGORY:

_______	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

_______	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities
Act (Ontario) or the Securities Act (Newfoundland and Labrador),

Name of person with whom Subscriber is or was registered: ______________________________
Jurisdiction(s) registered: _________________ Categories of registration:___________________

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit “B” AND an Exhibit “C” Individual
Accredited Investor Questionnaire to verify your status as an accredited investor.]

_______	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000, [If this is your applicable category, you must also complete
Form 45-106F9 attached as Exhibit “B” AND an Exhibit “C” Individual Accredited Investor Questionnaire to
verify your status as an accredited investor.]

_______	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,
[If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit “B” AND an
Exhibit “C” Individual Accredited Investor Questionnaire to verify your status as an accredited investor.]

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Exhibit “B” AND an Exhibit “C”
Individual Accredited Investor Questionnaire to verify your status as an accredited investor.

Guidance on Accredited Investor Exemptions for Individuals

An individual accredited investor is an individual:

(a)	who, either alone or with a spouse, beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that. before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $1,000,000;

(b)	whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)	who, either alone or with a spouse, has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000; or

(d)	who beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that, before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $5,000,000.

The monetary thresholds above are intended to create bright-line standards. Subscribers who do not satisfy these monetary thresholds do not qualify as accredited investors.

Spouses

Sections (a), (b) and (c) above are designed to treat spouses as a single investing unit, so that either spouse qualifies as an accredited investor if the combined financial assets of both spouses exceed $1,000,000, the combined net income of both spouses exceeds $300,000, or the combined net assets of both spouses exceed $5,000,000. Section (d) above does not treat spouses as a single investing unit.

If the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor.

Financial Assets and Related Liabilities

For the purposes of Sections (a) and (d) above, “financial assets” means: (1) cash, (2) securities, or (3) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a subscriber’s personal residence is not included in a calculation of financial assets.

The calculation of financial assets must exclude “related liabilities”, meaning: (1) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (2) liabilities that are secured by financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual’s spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual, there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

●	physical or constructive possession of evidence of ownership of the financial asset;

●	entitlement to receipt of any income generated by the financial asset;

●	risk of loss of the value of the financial asset; and

●	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP for the sole benefit of an individual are beneficially owned by that individual.

In general, financial assets in a spousal RRSP can be included for the purposes of the $1,000,000 financial asset test in Section (a) above because Section (a) takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP cannot be included for purposes of the $5,000,000 financial asset test in Section (d) above.

Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly do not meet the beneficial ownership requirements in either Sections (a) or (d) above.

Net Assets

For the purposes of Section (c) above, “net assets” means all of a subscriber’s total assets minus all of the subscriber’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets includes the value of a subscriber’s personal residence, and the calculation of total liabilities includes the amount of any liability (such as a mortgage) in respect of the subscriber’s personal residence.

To calculate a subscriber’s net assets under the net asset test, subtract the subscriber’s total liabilities from the subscriber’s total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax is considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security to the subscriber by the Issuer.

APPENDIX II - ACCREDITED INVESTORS who are NOT INDIVIDUALS

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber meets one or more of the following criteria:

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

PLEASE INITIAL APPROPRIATE CATEGORY:

_______	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,

_______	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),

_______	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

_______	(b.1) in Ontario, the Business Development Bank of Canada,

_______	(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

_______	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

Jurisdiction(s) registered: ________________ Categories of registration:__________________

_______	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

_______	(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

_______	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

_______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

_______	(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

_______	(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

Jurisdiction(s) registered: _________________ Registration number(s):____________________

_______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

Type of entity: ________________ Jurisdiction and date of formation: _____________________

_______	(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_______	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: __________________ Registration number(s):____________________

_______	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized: _____________________________________

Categories of registration: _________________________________________________

_______	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber: _____________________________________

Name of eligibility advisor or registered advisor: ___________________________________

Jurisdiction(s) registered: _________________ Categories of registration:___________________

_______	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,

Jurisdiction organized: _____________________ Type of entity: _________________________

_______	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Issuer its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest: ______________________________________________

Type of entity (if applicable): _______________________________________________

Categories of accredited investor: ___________________________________________

_______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

Name of advisor: _______________________ Jurisdiction(s) registered: ____________________

Categories of registration:_________________ Basis of exemption: _________________________

_______	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,

_______	(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,

Jurisdiction(s) recognized or designated: ___________________________________________

_______	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: _____________________________________________________________

Name(s) of trustees: ____________________________________________________________

Categories of accredited investor: ________________________________________________

Categories of beneficiaries: _____________________________________________________

Guidance on Accredited Investor Exemptions for Corporations, Trusts and Other Entities

Accredited investors that are corporations, trusts or other entities include:

(a)	a corporation, trust or other entity, other than an investment fund, that has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000 as shown on its most recently prepared financial statements in accordance with applicable generally accepted accounting principles and that has not been created or used solely to purchase or hold securities as an accredited investor;

(b)	a corporation, trust or other entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(c)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Net Assets

For the purposes of Section (a) above, “net assets” means all of the subscriber’s total assets minus all of the subscriber’s total liabilities. The minimum net asset threshold of $5,000,000 specified in Section (a) above must be shown on the entity’s most recently prepared financial statements. The financial statements must be prepared in accordance with applicable generally accepted accounting principles.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Securities and acknowledges that they will survive the completion of the issue of the Securities.

The Subscriber acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Subscriber as a Subscriber of the Securities and that this certificate is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

APPENDIX III - FAMILY, CLOSE FRIENDS AND CLOSE BUSINESS ASSOCIATES EXEMPTION

In connection with the purchase of the Common Shares of the Issuer, the Subscriber hereby represents, warrants, covenants and certifies that the Subscriber is resident in or otherwise subject to the laws of a jurisdiction of Canada and it is (initial if applicable):

______	(A)	a “director”, “executive officer” or “control person” (as such terms are defined in NI 45-106 and reproduced in Appendix V to Exhibit “A” of this Subscription Agreement) of the Corporation or of an affiliate of the Corporation;

______	(B)	a “spouse” (as such term is defined in NI 45-106 and reproduced in Appendix V to Exhibit “A” of this Subscription Agreement), parent, grandparent, brother, sister, child or grandchild of any person referred to in subparagraph (A) above;

______	(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of any person referred to in subparagraph (A) above;

______	(D)	a close personal friend of any person referred to in subparagraph (A) above;

______	(E)	a close business associate of any person referred to in subparagraph (A) above;

______	(F)	a “founder” (as such term is defined in NI 45-106 and reproduced in Appendix V to Exhibit “A” of this Subscription Agreement) of the Corporation, or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Corporation;

______	(G)	a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Corporation;

______	(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

______	(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above,

provided that, if the Subscriber is resident in or otherwise subject to the laws of Saskatchewan and is subscribing under the “Family, Close Friends and Close Business Associates” exemption, the Subscriber is:

●	a person described in subparagraphs (D) or (E) above;

●	a close personal friend or close business associate of a founder of the Corporation; or

●	a person described in subparagraph (H) or (I) above and the purchase is based in whole or in part on a close personal friendship or close business association,

and the Subscriber has concurrently signed and delivered to the Corporation the Risk Acknowledgement Form in the form to be provided by the Corporation; and

provided further that, if the Subscriber is resident in or otherwise subject to the laws of any jurisdiction of Canada other than Saskatchewan and is subscribing under the “Family, Close Friends and Close Business Associates” exemption, then the Subscriber:

●	represents and warrants that is not an “investment fund” as such term is defined in NI 45-106 and reproduced in Appendix V to Exhibit “A” of this Subscription Agreement,

●	has completed, signed and delivered to the Corporation the Risk Acknowledgement Form in the form attached as Appendix IV to Exhibit “A” to this Subscription Agreement, and

●	represents and acknowledges that Sections 1 and 6 of such form attached as Appendix IV to Exhibit “A” were completed and signed, as applicable, before the Subscriber completed and signed such form; or

(Note: for the purposes of subparagraphs (D) and (E) above:

A “close personal friend” is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. A person is not a “close personal friend” solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor as a result of being a close personal friend of a close personal friend of one of the listed individuals above; rather the relationship must be direct.

A “close business associate” is an individual who had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness. A person is not a “close business associate” if the person is a casual business associate or a person introduced or solicited for purposes of purchasing securities nor solely because the person is a client, customer, former client or customer, nor if the person is a close business associate of a close business associate of one of the listed individuals above; rather the relationship must be direct.).

APPENDIX IV - RISK ACKNOWLEDGEMENT FORM
FOR FAMILY, FRIEND AND BUSINESS ASSOCIATE INVESTORS
(FORM 45-106F12)

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Common Shares			Issuer: First Phosphate Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:				Your initials
Risk of loss – You could lose your entire investment of $___________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:				Your initials
A)	You are:
	1)	[check all applicable boxes]
		[ ]	a director of the issuer or an affiliate of the issuer
		[ ]	an executive officer of the issuer or an affiliate of the issuer
		[ ]	a control person of the issuer or an affiliate of the issuer
		[ ]	a founder of the issuer
OR
	2)	[check all applicable boxes]
		[ ]	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
		[ ]	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B)

You are a family member of ____________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: ____________________.

You are the ____________________ of that person or that person’s spouse.

[Instruction: To qualify for this investment, the person listed above must be (a) your spouse or (b) your or your spouse’s parent, grandparent, brother, sister, child or grandchild.]

C)

You are a close personal friend of ____________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: ____________________

You have known that person for _____ years.

D)

You are a close business associate of ____________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________

You have known that person for _____ years

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:		Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer
[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]
By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]
	[ ]	family relationship as set out in section 3B of this form
	[ ]	close personal friendship as set out in section 3C of this form
	[ ]	close business associate relationship as set out in section 3D of this form
First and last name of contact person [please print]:
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:		Email:
Signature:		Date:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment
First Phosphate Corp.
Attention:		Bennett Kurtz
E-Mail:		bkurtz@kurtzfinancial.com
Phone:		(416) 200-0657
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.
Signature of executive officer of the issuer (other than the purchaser):		Date:

APPENDIX V - GENERAL GUIDANCE ON TERMS USED IN THIS QUESTIONNAIRE

For the purposes of the Investor Questionnaire:

(a)	an issuer is “affiliated” with another issuer if

(i)	one of them is the subsidiary of the other, or

(ii)	each of them is controlled by the same person;

(b)	“control person” means

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)	“director” means

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“eligibility adviser” means

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(i)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)	“individual” means a natural person, but does not include

(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or

(ii)	a natural person in the person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(k)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(l)	“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	“non-redeemable investment fund” means an issuer:

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(n)	“person” includes

(i)	an individual;

(ii)	a corporation;

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets; and

(p)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

EXHIBIT “B”

Form 45-106F9

RISK ACKNOWLEDGEMENT FORM OF INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares	Issuer: First Phosphate Corp. (the “Issuer”)
Purchased from: First Phosphate Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $__________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:

SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

First Phosphate Corp.

833 Seymour Street, Suite 3606

Vancouver, British Columbia V6B 0G4

Bennett Kurtz, CFO & Director

Telephone: 416 200-0657

Email: bkurtz@kurtzfinancial.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

EXHIBIT “C”

INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE

THIS EXHIBIT “C” IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (J.1), (K) OR (L) IN OF THE DEFINITION OF “ACCREDITED INVESTOR”.

Unless otherwise defined, all capitalized terms not otherwise defined in this Exhibit “C” shall have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit is attached.

I understand that in order to be accepted as an “accredited investor” under categories (j), (k) OR (l) of the definition of “accredited investor” in NI 45-106, I must satisfy certain of the following criteria. The undersigned hereby represents and warrants to the Issuer as follows:

1. Personal Data.

Name:_______________________________________________________________________________

Telephone:___________________________________________________________________________

Residence Address:________________________________________________________________________

2. Definitions. Please review the following definitions prior to completing the information below:

a)	“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets.

b)	“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

c)	“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

3. Net income test. Please answer the following questions concerning your net income (see definition above) by marking the appropriate box.

3.1 My annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	My annual net income before taxes (all sources) for the most recent calendar year is:	My annual net income before taxes (all sources) for the prior calendar year is:	My annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is:

	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.2          My spouse’s annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	My spouse’s annual net income before taxes (all sources) for the most recent calendar year is: (tick the appropriate box below)	My spouse’s annual net income before taxes (all sources) for the prior calendar year is: (tick the appropriate box below)	My spouse’s annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)

LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.3         The annual net income before taxes (all sources) for my spouse and me during the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	The annual net income before taxes (all sources) for the most recent calendar year of my spouse and me is:	The annual net income before taxes (all sources) for the prior calendar year of my spouse and me is:	The annual net income before taxes (all sources) that my spouse and I reasonably expect to earn in the current calendar year is:
	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

4.           Financial Assets Test. Please answer the following questions concerning your “financial assets” (see definition above) by marking the appropriate box.

4.1 I and/or my spouse beneficially own financial assets having an aggregate realizable value that, before taxes, net of any related liabilities are as set out below. Please tick the appropriate financial asset range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Financial asset ranges	My financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	My spouse’s financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	The financial assets of my spouse and I have an aggregate realizable value that, before taxes, and net of any related liabilities are: (tick the appropriate box below)
LESS THAN $249,999
$250,000-$499,999
$500,000-$999,999
$1,000,000+

4.2 For the purposes of this Section 4:

(a)	do you and/or your spouse have:

(i)	physical or constructive possession or evidence of ownership of your financial assets?

☐ Yes	☐ No

(ii)	any entitlement to the receipt of any income generated by the financial assets?

☐ Yes	☐ No

(iii)	any risk of loss of the value of the financial assets?

☐ Yes	☐ No

(iv)	the ability to dispose of the financial assets or otherwise deal with the financial assets as you and/or your spouse sees fit?

☐ Yes	☐ No

(b)	did you exclude the value of any real estate owned by you and/or your spouse in the calculation of financial assets, such as your principal residence and/or cottage?

☐ Yes	☐ No

(c)	did you exclude any related liabilities in connection with the (i) cash, (ii) securities or a (iii) contract of insurance (i.e., the cash surrender value only), deposit or an evidence of deposit that is not a securities under securities legislation?

☐ Yes	☐ No

5.           $5,000,000 Net Asset Test. I and/or my spouse have net assets as set out below. Please tick the appropriate net asset range in each of A, B and C below.

	A.	B.	C.
Net asset ranges	My total net assets are:	My spouses’ net assets are:	The aggregate net assets of my spouse and I are:

	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $499,999
$500,000-$999,999
$1,000,000-$2,999,999
$3,000,000-$4,999,999
$5,000,000 +

Based on the above information, I hereby represent and warrant that:

(a)	my net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and I expect it to be more than $200,000 in the current calendar year;

(b)	my net income before taxes combined with that of my spouse was more than $300,000 in each of the 2 most recent calendar years, and I expect that our combined net income before taxes to be more than $300,000 in the current calendar year;

(c)	I either alone or with my spouse, beneficially own financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, is more than $1,000,000; or

(d)	I either alone or with my spouse, have net assets of at least $5,000,000.

My commitment to investments which are not readily marketable is reasonable in relation to my net worth. I meet at least one of the criteria for an “accredited investor” under NI 45-106.

The foregoing representations and warranties and all other information which I have provided to the Issuer concerning myself and my financial condition are true and accurate as of the date hereof. If in any respect, such representations, warranties, or information shall not be true and accurate, I will give written notice of such fact to the Issuer immediately prior to Closing specifying which representations, warranties or information are not true and accurate, and the reasons therefor.

I understand that the information contained herein is being furnished by me in order for the Issuer to determine my suitability as an accredited investor, may be accepted by the Issuer in light of the requirements of NI 45-106 and that the Issuer will rely on the information contained herein for purposes of such determination.

EXHIBIT “D”

LOCK-UP AGREEMENT

First Phosphate Corp.

833 Seymour Street, Suite 3606

Vancouver, British Columbia V6B 0G4

Attention: Bennett Kurtz, CFO & Director

Re:         Going Public Transaction for First Phosphate Corp.

1.	The undersigned (the “Securityholder”) is, or will be immediately upon the completion of the non-brokered private placement equity financing of First Phosphate Corp. (the “Corporation”) for common shares at $0.25 per share (the “Offering”), the registered or beneficial owner of common shares in the capital in the Corporation (collectively, the “Securities”) as more particularly set forth on Exhibit “F” to this agreement. Following the completion of the Offering, it is currently expected that the Corporation will effect a go public transaction, whereby the Securities will trade on a stock exchange (the “Transaction”).

2.	In consideration of the benefit that the Transaction will confer upon the Securityholder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Securityholder hereby agrees not to, directly or indirectly, offer, sell, contract to sell, loan, hypothecate, pledge, grant or sell any option for the purchase of, or otherwise dispose of or transfer any Securities purchased in the Offering (collectively, the “Subject Securities”), held of record or beneficially by the Securityholder, or make any short sale of, engage in any hedging transaction with respect to, or enter into any swap, forward or other transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of such Subject Securities (regardless of whether such transaction or arrangement is settled by the delivery of Subject Securities, other securities of the Corporation, cash or otherwise) or agree to or publicly announce any intention to do any of the foregoing, without the prior written consent of the Corporation, any such consent to be at the sole discretion of the Corporation, for a period commencing as of the date hereof and ending on the date that is 6 months following the completion date of the Transaction (the completion date of the Transaction is herein referred to as the “Effective Date”), subject to the exceptions set forth below.

3.	The foregoing restrictions and covenants in Section 2 shall cease to apply to the following number of Subject Securities effective as of the following dates (each, a “Release Date”) (rounded down in each case to the nearest whole number):

Release Date	Percentage of Subject Securities to be Released
Effective Date	50.00%
6 months following the Effective Date	50.00%

4.	The foregoing restrictions and covenants in Section 2 shall not apply to (a) transfers to affiliated entities of the Securityholder, any family members of the Securityholder, or any company, trust or other entity owned by or maintained for the benefit of the Securityholder, (b) transfers occurring by operation of law, provided, in each case in respect of (a) and (b), that any transferee shall first execute and deliver to the Corporation a lock-up agreement in substantially the form hereof, as approved by the Corporation prior to the execution and delivery thereof to the Corporation, as a condition to completion of any such transfer without the consent of the Corporation, (c) transactions completed by the Securityholder pursuant to the Acquisition, and (d) transfers made by the Securityholder pursuant to a bona fide take-over bid, arrangement or similar transaction involving a change of control of the Corporation made generally to or involving all holders of equity securities of the Corporation after the Effective Date, provided that in the event the take-over bid or acquisition transaction is not completed in respect of the Subject Securities, the Securityholder and the Subject Securities shall remain subject to the restrictions and covenants contained in Section 2.

5.	The Securityholder hereby agrees and covenants to execute and deliver any supplementary documentation requested by the Corporation reflecting restrictions and covenants binding on the Securityholder that are substantially consistent with this lock-up agreement.

6.	The Securityholder hereby acknowledges and agrees that the Corporation, at its discretion, may place restrictive legends on any of the Subject Securities to evidence the restrictions and covenants contained in this lock-up agreement without any further act or approval on the part of the Securityholder. The Securityholder hereby agrees and consents to the entry of stop transfer restrictions with the Corporation’s transfer agent and registrar, or the equivalent, against the disposition or transfer of the Subject Securities contrary to the provisions of this lock-up agreement without any further act or approval on the part of the Securityholder.

7.	The Securityholder hereby represents and warrants that the Securityholder has power and authority to enter into this lock-up agreement, that it has good and marketable title to the securities of the Corporation held of record or beneficially by the Securityholder as of closing of the Offering and that it shall have good and marketable title to the Subject Securities upon completion of the Acquisition and understands that the Corporation is relying upon this lock-up agreement in proceeding towards consummation of the Acquisition. The Securityholder further understands that this lock-up agreement shall be binding upon the Securityholder’s legal representatives, heirs, successors, and permitted assigns, and shall enure to the benefit of the Corporation and its legal representatives, successors and assigns and shall survive the death, disability, incapacity, dissolution, winding-up or amalgamation of the Securityholder.

8.	This lock-up agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and may be executed by facsimile or PDF signature and as so executed shall constitute an original.

(Remainder of this page intentionally left blank.)

DATED as of the ___ day of ______________________, 2022.

If the Securityholder is an individual:

SIGNED, SEALED AND DELIVERED	)
IN THE PRESENCE OF:	)
)
)
	)	Signature
Witness	)	Name:

If the Securityholder is a corporation:

Name of corporation:

Signature
Name:
Title:
I have authority to bind the corporation

EXHIBIT “E”

U.S. ACCREDITED INVESTOR CERTIFICATE

TO:	First Phosphate Corp. (the “Issuer”)

RE:	Purchase of Common Shares of the Issuer

Capitalized terms not specifically defined in this Exhibit “E” have the meanings ascribed to them in the Subscription Agreement to which this Exhibit “E” is attached.

In connection with the purchase of Common Shares of the Issuer by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the “Subscriber”, for the purposes of this Exhibit “E”), the Subscriber hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

1.	The Subscriber is authorized to consummate the purchase of the Common Shares;

2.	The Subscriber understands that the Common Shares of the Issuer have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or under the securities (“blue sky”) laws of any state of the United States, and that the sale contemplated hereunder is being made in reliance on a private placement exemption to “accredited investors” within the meaning of

Rule 501(a) of the U.S. Securities Act (“U.S. Accredited Investors”) pursuant to available exemptions from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws;

3.	The Subscriber is purchasing the Common Shares as principal for its own account, for investment purposes, and not with a view to any resale, distribution or other disposition of the Common Shares in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

4.	The Subscriber understands and acknowledges that the Common Shares are “restricted securities”, as such term is defined under Rule 144(a)(3) under the U.S. Securities Act, and the Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Common Shares it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Common Shares (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except:

(i)	to the Issuer; or

(ii)	outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(iii)	in accordance with the exemptions from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws of the United States; or

(iv)	in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities;

provided, however, that prior to any offer, sale or other transfer, pledge or hypothecation, pursuant to 4(iii) or 4(iv) above the Subscriber has furnished to the Issuer an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Issuer.

5.	it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Subscriber must initial on the appropriate line(s) writing “SUB” for the Subscriber and “BP” for each beneficial purchaser, if any):

_________	(i) A bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_________	(ii) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

_________	(iii) An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_________	(iv) A director, executive officer, or general partner of the corporation of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the Issuer;

_________	(v) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds US$1,000,000;

Note: For purposes of calculating “net worth” under this paragraph:

(a) the person’s primary residence shall not be included as an asset;

(b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

_________	(vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_________	(vii) A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act; or

_________	(viii) An entity in which all of the equity owners are accredited investors;

6.	The Subscriber understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Common Shares and all certificates issued in exchange therefor or in substitution thereof, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF FIRST PHOSPHATE CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, if the Common Shares are being sold in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Issuer, or the Issuer’s registrar and transfer agent, as applicable, in the form as the Issuer may prescribe from time to time, together with any other evidence, which may include an opinion of counsel of recognized standing reasonably satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act, provided further, if any such securities are being sold pursuant to Rule 144, if available, the legend may be removed by delivering to the Issuer, or the Issuer’s registrar and transfer agent, as applicable, an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	The Subscriber has been furnished with all materials which the Subscriber has considered relevant to the investment and has had a full opportunity to ask questions of and to receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the investment, and the terms and conditions of the Subscriber’s subscription for Common Shares;

8.	The Subscriber acknowledges that it has not purchased the Common Shares through or as a result of any “directed selling efforts” (as defined in Regulation S promulgated under the U.S. Securities Act) or any “general solicitation” or “general advertising”, as such terms are used in Regulation D promulgated under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9.	The Subscriber understands and acknowledges that the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of re-sales of the Common Shares;

10.	The Subscriber understands and acknowledges that (i) if the Issuer is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for re-sales of the Common Shares and (ii) the Issuer is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for re-sales of the Common Shares;

11.	The Subscriber understands and acknowledges that the Issuer has the right not to record a transfer by any person of Common Shares in the United States unless it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws, and to instruct the registrar and transfer agent, if applicable, for the Common Shares not to record a transfer by any person without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws;

12.	The Subscriber understands and acknowledges that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

13.	The Subscriber acknowledges that it has had the opportunity to obtain independent legal, income tax and investment advice with respect to its subscription for the Common Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Exhibit “E” and the Subscription Agreement to which it is annexed, and the Issuer does not bear any responsibility whatsoever for any such matter;

14.	The Subscriber acknowledges that it has been independently advised as to, or acknowledges that it is aware, and understands that the acquisition, holding and disposition of the Common Shares may have tax consequences under the laws of both the United States and Canada, including, without limitation, with respect to the potential applicability of United States federal tax rules related to “passive foreign investment companies” (“PFIC”) and “qualified electing fund” (“QEF”) elections (as such terms are defined in the

United States Internal Revenue Code of 1986, as amended), confirms that no representation has been made to it by or on behalf of the Issuer with respect thereto, and acknowledges and understands that it is its sole responsibility to determine and assess such tax consequences as may apply to its particular circumstances;

15.	The Subscriber acknowledges that the funds representing the Aggregate Subscription Price will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to the Aggregate Subscription Price and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Aggregate Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith;

16.	The Subscriber is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Issuer is organized under the laws of a jurisdiction outside of the United States; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Issuer and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and such officers and directors and it may be difficult to enforce any judgment against the Issuer;

17.	The Subscriber represents and warrants that the offer, sale and issuance of the Common Shares is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

18.	The Subscriber agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this agreement and as of the Closing Date and will survive the completion of the issuance of the Common Shares; and

19.	The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon in determining its suitability as a Subscriber of Common Shares and the Subscriber agrees to indemnify the Issuer and its counsel against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

EXHIBIT “F”
FIRST PHOSPHATE CORP.

TERM SHEET

Private Placement – August 2022

Issuer:	First Phosphate Corp. (“Corporation”).

Offering:	Up to $1,000,000 (the “Offering”), consisting of up to 4,000,000 common shares of the Corporation (“Common Shares”), or such other amount as the Corporation may determine.

Issue Price:	$0.25 per Common Share.

Use of Proceeds:	The net proceeds from the Offering will be used by the Corporation for general working capital.

Offering Jurisdiction:	The Offering will be made in accordance with private placement exemptions available in each of the provinces of Canada and/or in jurisdictions other than Canada that are agreed to by Corporation.

Cash Commission and Corporate Finance Fee:	The Corporation will pay to the finders a sale commission equal to sight percent (8%) of the gross proceeds of the Offering (the “Finder’s Fee”).

Finder’s Warrants:	As additional consideration the Corporation will grant to finders such number of selling compensation warrants to acquire that number of Common Shares as is equal to eight percent (8%) of the Common Shares sold pursuant to the Offering, at an exercise price per Common Share equal to the offering price which shall be issued on the Closing Date of the Offering, for a term of 24 months following the Closing Date.

Resale and Transfer Restrictions:	The Common Shares shall be subject to a statutory hold period of four months and one day imposed under applicable securities laws. In addition, Subscribers are required to complete the lock-up agreement attached as Exhibit “D”, which imposes the following additional restrictions on the Common Shares:

	Release Date	Percentage of Common Shares to be Released
	The Common Shares commence trading on a stock exchange (the “Effective Date”)	50.00%
	6 months following the Effective Date	50.00%

Closing Date:	Closing shall occur on or about August 19, 2022 (the “Closing Date”), or on such other date(s) as may be agreed to by the Corporation. Closing may be completed in one or more tranches.